UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

ICON Leasing Fund Eleven, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	20-1979428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

(Address of Principal Executive Offices)

____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Asset Acquisition from Oceanbulk Maritime, S.A.

On June 16, 2006, ICON Leasing Fund Eleven, LLC (“Fund Eleven”), through its wholly-owned subsidiaries (the “Purchasers”), purchased from Oceanbulk Maritime, S.A. four product tankers – M/T Spotless, Doubtless, Faithful and Vanguard (collectively, the “Vessels”). The Vessels are currently subject to bareboat charters with Top Tankers, Inc. (the “Charterer”) that expire in February 2011.

In connection with the acquisition, the Purchasers entered into a secured non-recourse loan agreement, dated June 16, 2006 between the Purchasers, Fortis Bank NV/SA, as arranger, and Fortis Bank (Nederland) N.V., as agent, security agent and swap provider (the “Loan Agreement”). The Loan Agreement provides for an $80 million non-recourse term loan that matures in June 2011 and is secured by a first priority mortgage over the Vessels. The remainder of the purchase price for the Vessels consists of (i) approximately $22.7 million in cash and (ii) the assumption of approximately $10 million of non-recourse indebtedness, secured by a second priority mortgage over the Vessels in favor of the Charterer.

Purchase and Sale from Old Course Investments LLC

On June 21, 2006, Fund Eleven, through its wholly-owned subsidiaries (the “Buyers”), acquired of all of the issued and outstanding (i) shares of European Container AS and European Container II AS, Norwegian aksjeselskaps (the “AS Shares”) and (ii) limited partnership interests in European Container KS and European Container II KS, Norwegian kommandittselskaps (the “KS Shares,” and together with the AS Shares, the “Shares”), pursuant to a purchase and sale agreement, dated June 21, 2006 among Old Course Investments LLC (the “Seller”) and the Buyers. The purchase price for the Shares consists of (i) approximately $35.9 million in cash, (ii) the assumption of approximately $93.3 million of non-recourse indebtedness secured by a first and second priority mortgage in favor of HSH Nordbank AG and (iii) approximately $12 million of non-recourse indebtedness in favor of ZIM Integrated Shipping Services Ltd (“ZIM”).

In connection with the purchase of the Shares, the Buyers acquired four container vessels – M/V ZIM Japan, ZIM America, ZIM Israel and ZIM Hong Kong (collectively, the “ZIM Vessels”). The ZIM Vessels are currently subject to bareboat charters with ZIM that expire in November 2010 and February 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN, LLC

By: ICON CAPITAL CORP., its Manager

Dated: June 23, 2006
By: /s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer